EXHIBIT 10.5

THESE SECURITIES, INCLUDING THE SECURITIES INTO WHICH THEY MAY BE CONVERTED, HAVE BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT ANY SUCH PROPOSED TRANSFER IS IN ACCORDANCE WITH ALL APPLICABLE LAWS, RULES AND REGULATIONS.

CONVERTIBLE PROMISSORY NOTE

$11,000.00                                                                                                              January 13, 2009

            FOR VALUE RECEIVED, ALL Fuels & Energy Company, a Delaware corporation (“Maker”), and Dean E. Sukowatey (“Payee”), the undersigned, Maker, promises, pursuant to the terms of this Convertible Promissory Note (the “Note”), to pay to Payee (Payee and any subsequent holders hereof are hereinafter referred to collectively as “Holder”), at 6165 N.W. 86th Street, Johnston, Iowa 50131, or at such other place as Holder may designate to Maker in writing from time to time, the amount of ELEVEN THOUSAND AND NO/100 DOLLARS ($11,000.00), together with interest thereon at the rate of ten percent (10%) per annum until paid, which shall be due and payable on demand.

The indebtedness, or any portion thereof, evidenced hereby may, at any time and from time to time, at Holder’s sole option, be converted into shares of Maker’s $.001 par value common stock at the rate of one share for every $.01 of indebtedness so converted. Holder shall deliver to Maker, at the address set forth above, a written notice of his intent to convert some or all of the indebtedness into shares of common stock of Maker, which notice shall set forth the amount of indebtedness which is to be so converted.

The indebtedness evidenced hereby may be prepaid in whole or in part, at any time and from time to time, without premium or penalty.

All payments due pursuant to this Note shall be made in lawful money of the United States of America in immediately available funds, at the address of Payee indicated above, or such other place as Holder shall designate in writing to Maker. If any payment on this Note shall become due on a day which is not a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day and any payment made pursuant to the foregoing shall not be deemed late for purposes of assessing interest pursuant to the preceding paragraph. As used herein, the term “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed.

As used herein, the terms “Maker” and “Payee” shall be deemed to include their respective successors, legal representatives, and assigns, whether by voluntary action of the parties or by operation of law.

In the event this Note is placed in the hands of an attorney for collection, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby, Maker and any endorsers hereof agree to pay to Holder an amount equal to all such costs, including without limitation all reasonable attorneys’ fees and all court costs.

This Note shall be the obligation of all Makers, endorsers, guarantors and sureties, if any, as may exist now or hereafter in addition to Maker, and shall be binding upon them and their respective heirs, administrators, executors, legal representatives, successors, and assigns and shall inure to the benefit of Payee and his heirs, administrators, executors, legal representatives, successors and assigns.

Notwithstanding any provision to the contrary contained herein or in any other document, it is expressly provided that in no case or event shall the aggregate of any amounts accrued or paid pursuant to this Note or any other document which, under applicable laws, are or may be deemed to constitute interest, ever exceed the maximum non-usurious interest rate permitted by applicable Iowa or federal laws, whichever permit the lower rate. In this connection, Maker and Payee stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable usury laws. In furtherance thereof, none of the terms of this Note shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum rate permitted by applicable laws. Maker shall never be liable for interest in excess of the maximum rate permitted by applicable laws. If, for any reason whatever, such interest paid or received during the full term of the applicable indebtedness produces a rate which exceeds the maximum rate permitted by applicable laws, Holder shall credit against the principal of such indebtedness (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid to produce a rate equal to the maximum rate permitted by applicable laws. All sums paid or agreed to be paid to Payee for the use, forbearance, or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of the applicable indebtedness. The provisions of this paragraph shall control all agreements, whether now or hereafter existing and whether written or oral, between Maker and Payee.

THIS CONVERTIBLE PROMISSORY NOTE AND ALL OTHER WRITTEN AGREEMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                                                        ALL FUELS & ENERGY COMPANY

                                                                        By: /s/ DEAN E. SUKOWATEY

                                                                                    Dean E. Sukowatey

                                                                                    President